Revised
Execution Copy

AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT (1999)

This AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT (1999) is dated as of November 30, 1999, by and among A-MARK PRECIOUS METALS, INC., a New York corporation formerly known as Spiral Cycle Corporation (the "Company"), and MEESPIERSON N.V. ("Mp"), KBC BANK N.V., RZB FINANCE LLC, and BROWN BROTHERS HARRIMAN & CO. ("Brown Brothers ") and any other entities that may become a party to this Agreement pursuant to the terms hereof (each individually a "Lender," and collectively the "Lenders") and Brown Brothers in its capacity as agent for itself as a Lender and all other Lenders, (the "Agent"). This Agreement amends and restates in its entirety the Amended and Restated Collateral Agency Agreement dated as of April 28, 1997, as amended.

INTRODUCTORY STATEMENT

1. The Company has acquired all of the assets of A-Mark Precious Metals, Inc., a California corporation (the "Old Company") and pursuant to the terms of the Assumption Agreement the Company has assumed all of the Liabilities of the Old Company under the Old Loan Documents (as defined in the Assumption Agreement) including, without limitation, the Assumed Obligations owing to each Prior Lender, which Assumed Obligations are and shall be secured by the Security.

2. Each Prior Lender has heretofore individually extended or may hereafter extend financial accommodations to the Company from time to time by the making of loans, the issuance of letters of credit and the creation of acceptances through inventory consignment arrangements and otherwise. < The Company has requested that (a) KBC Bank N.V. and RZB Finance LLC each become a Lender and (b) the Lenders continueto provide financial accommodations to the Company and each Lender may, from time to time, individually and in its sole discretion, agree to continue to extend financial accommodations to the Company, which shall be included in the Outstanding Credits and the Liabilities and be secured by the Security.

3. The Company and the Lenders have agreed that any such extension of financial accommodations shall be subject to the terms and conditions hereof.

4. The Company has granted to the Agent a security interest in all of the Security, as such term is defined herein. The Company and the Lenders have requested the Agent, and the Agent has agreed, to act as Agent for the Lenders with respect to the Security, as more fully set forth herein.

Accordingly, the parties hereto hereby agree as follows:

I. DEFINITIONS.

Rules of Construction. The following terms shall have the meanings indicated unless the context otherwise requires (terms defined in the singular to have a correlative meaning when used in the 'plural and vice-versa). Any reference to "the Lenders" in this Agreement shall mean all of the Lenders unless otherwise specifically stated.

"Affiliate" shall mean the Guarantors, or any subsidiary of the Company or the Guarantors, or any direct or indirect shareholder, director or employee of any of the foregoing, or any other entity in which the Company, the Guarantors or any such shareholder has any beneficial or legal ownership interest.

"Agent Account" shall mean an account at an Approved Depository for the storage of
Precious Metals, which account is either: (i) in the name of the Agent on behalf of the
Lenders, or (ii) subject to a Depository Agreement.

"Approved Carrier" shall mean any of the carriers listed in Exhibit 1 annexed' hereto, which list may be amended from time to time with the prior written approval of the Lenders.

"Approved Depositories" shall mean any of the depositories or vault facilities listed in Exhibit 1 annexed hereto, which list may be amended from time to time with the prior written approval of the Lenders.

"Assigned·Bank Account" shall be any account of the Company held at any of the Lenders, or another bank which has signed a Notice of Security Interest similar to Exhibit 5, and which account is subject to a perfected first priority lien in favor of the Agent. The Assigned Bank Accounts as of the date of this Agreement are listed in Exhibit 1 annexed hereto, which list may be amended from time to time with the prior written approval of the Lenders.

"Assigned Consignee Letter of Credit" shall mean a Consignee Letter of Credit meeting the following requirements: (i) such letter of credit is issued by an issuer previously approved in writing by the Lenders; (ii) the proceeds of such letter of credit have been assigned by the Company to the Agent on behalf of the Lenders; and (iii) such letter of credit and all necessary signed, undated drawing documents have been delivered to the Agent under an assignment agreement in the form of Exhibit 7 hereto.

"Assigned Forward Contract" shall mean a Forward Contract which has been assigned to the Agent under a written agreement in form and substance acceptable to the Lenders, and the Agent has been granted a power of attorney, in form and substance acceptable to the Lenders, by the Company allowing the Agent to make/take delivery on behalf of the Company of the Precious Metals which are the subject of such Forward Contract. Each such assignment must be acknowledged and agreed to by the counterparty.

"Assigned Material" shall mean Precious Metals which are owned by the Company, are not subject to any security interest other than a perfected security interest granted to the Agent on behalf of the Lenders, and are either: (i) held in an Agent Account; or (ii) evidenced by negotiable documents of title in the possession of the Agent and endorsed in blank or to the order of the Agent or non-negotiable documents of title in the possession of the Agent and issued in its name, in each case issued by an Approved Depository.

"Assigned Material in Transit" shall mean Precious Metals which are owned by the Company, are not subject to any security interest other than a perfected security interest granted to the Agent on behalf of the Lenders, and are being transported to an Agent Account at an Approved Depository by an Approved Carrier.

"Assumed Obligations" shall have the meaning given such term in the Assumption
Agreement.

"Assumption Agreement" shall mean the agreement among the Company, the Guarantors, the Lenders, and the Agent dated as of November 30, 1999, as such agreement may be modified, supplemented or amended from time to time.

"Broker Accounts" shall mean any accounts that are carried by the Company for trading in commodity futures or options contracts and which have been pledged to the Agent on behalf of the Lenders pursuant to agreements in form and substance acceptable to the
Lenders. Each such account shall be maintained with a broker listed in Exhibit 1 hereto or any other broker approved in writing by the Lenders, and such broker shall have duly executed and delivered an acknowledgment of the pledge to the Agent in form and substance satisfactory to the Lenders, or in the form of Exhibit 4 annexed hereto.
"Business Day" shall mean any day on which the Lenders are open for business. "CBT" shall mean the Chicago Board of Trade.

hereto.

"Collateral Report" shall mean a report in the approved form of Exhibit 2 annexed

"Collateral Value" shall have the meaning set forth in Section II(C) hereof. "COMEX" shall mean Commodities Exchange, Inc.
"COMEX Price." shall mean, in respect of gold or silver, the settlement price per troy ounce at the close of business on any Business Day for a contract to sell such Precious Metal for delivery in the next subsequent month for which such a contract is offered for sale.

"Confirmed Material" shall mean Precious Metals which are owned by the Company and are not subject to any security interest other than the perfected security interest granted to the Agent on behalf of the Lenders, and are located at an Approved Depository that has entered into, and is not in default under, a Depository Letter.

"Consigned Material" shall mean Precious Metals that are included in the. Collateral Report, are held under a Consignment Agreement by a Consignee, and also meet the following criteria: (i) the term of the consignment does not exceed one year from the date of delivery to the Consignee or may be terminated at any time for any reason by the Company upon not more than thirty (30) days prior notice; (ii) there is a letter(s) of credit which is an Assigned Consignee
Letter(s) of Credit in favor of the Company and for the account of such Consignee in an amount(s) equal to or greater than 110% of the aggregate Market Value of such Precious Metals; and (iii) the letter(s) of credit is/are issued by or confirmed by an entity located in the United States which has a debt rating of BBB or better by the Standard & Poor's rating agency.

"Consignee" shall mean a consignee of Precious Metals under a Consignment Agreement which consignee is not in default under such Consignment Agreement or any other agreement with the Company, and in respect of which consignee the Company has taken all actions necessary to fully protect the Company's rights as consignor of such Precious Metals, such actions to include without limitation, filing of all necessary Financing Statements and satisfying any other applicable notice requirements.

"Consignee Letter of Credit" shall mean a letter of credit in the form of Exhibit 6(A)
or 6(B) hereto issued by an issuer not disapproved by any Lender.

"Consignment Agreement" shall mean an agreement, in the form of Exhibit 8(A) or 8(B) annexed hereto, entered into by the Company and a Consignee governing the Precious Metals consignment arrangements between the Company and such Consignee.

"Contract Value" shall mean, as of any date and with respect to any Forward Contract, the product of the number of units of Precious Metal which is the subject of such Forward Contract, multiplied by the price of each such unit as stated in such Forward Contract.

"Depository Agreement" shall mean an agreement, in form and substance acceptable to the Lenders, among an Approved Depository, the Company and the Agent on behalf of the Lenders, concerning an account in which such Approved Depository will release Precious Metals from such account only upon the written instructions of the Agent.

"Depository Letter" shall mean an agreement substantially in the form of Exhibit 3 annexed hereto, or other agreement in form and substance acceptable to the Lenders, among the Company, the Agent and an Approved Depository.
"Enforcement"    has the meaning given in Section 3.3 of the Intercreditor Agreement. "Facility "Documents" shall mean this Agreement, any promissory note, letter of credit agreement or other evidence of Outstanding Credits, the Intercreditor Agreement, the General Security Agreement, the Guaranty, the Assumption Agreement, any security agreement signed by the Company or any Guarantors, and any other agreement to which the Agent on behalf of the Lenders is a party, pursuant to which the Agent on behalf of the Lenders is granted a security interest or lien on any Security, including without limitation, any Depository Agreement, Depository Letter or any other agreement with an Approved Depository, or any agreement with an Approved Carrier or any agreement with a broker.

"Financing Statement" shall mean a financing statement filed pursuant to the Uniform Commercial Code, as in effect from time to time in the applicable state, on form UCC-l or other required form.
"Foreclosure Plan" has the meaning given in Section 3.3 of the Intercreditor Agreement. "Foreign Material" shall mean (i) Assigned Material held at an Approved Depository located outside the United States; and (ii) Confirmed Material held at the Johnson Matthey facility in Ontario, Canada or Hertfordshire, England.

"Forward Contract" shall mean a contract which is not held in any Broker Account between the Company and a counterparty not disapproved by the Lenders, for the purchase or sale of Precious Metals, at a stated price and at a future date, no later than one year after the date the contract is signed.

"GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those used in the preparation of the financial statements referred to in Section IV.

"Guarantor Security" shall mean the collateral security granted by either or both of the Guarantors to the Lenders pursuant to any agreement with the Agent, on behalf of each Lender, to secure the obligations of each Guarantor to the Lenders under its respective Guaranty.

"Guarantors" shall mean The A-Mark Corporation, a California corporation, and the
Holding Company.

"Guaranty" shall mean the Guaranty dated as of the date hereof by the Guarantors in the form of Appendix C annexed hereto in favor of each Lender, guaranteeing the repayment of the

Obligations (as defined therein) to the Lenders and the Agent, as such may be modified, supplemented or amended from time to time.

"Holding Company" shall mean A-Mark Holding, Inc., a California corporation formerly known as A-Mark Precious Metals, Inc.

"Insured Consignments" shall mean the Precious Metal owned by the Company and held by a Consignee under a Consignment Agreement which is insured under an insurance policy approved by the Lenders in the face amount of at least 110% of the Market Value of such Precious Metal and under which the Agent, for the benefit of the Lenders, has been named loss payee.

"Intercreditor Agreement" shall mean the Amended and Restated Intercreditor Agreement (1999) relating to the Company and the Guarantors, dated as of the date hereof, and executed by the Lenders, as the same may be amended, supplemented or otherwise modified from time to time a copy of which appears as Appendix B annexed hereto.

"LME" shall mean London Metals Exchange.
"Liabilities" shall have the meaning given such term in the Security Agreement. "Market "Value" shall mean, with respect to any Precious Metal, as of any date, the dollar amount that is the product of the number of fine troy ounces of such Precious Metal multiplied by: (i) in the case of gold and silver, the COMEX Price; and (ii) in the case of palladium and platinum, the NYMEX Price.

"Non-Investment Grade Securities" shall mean any debt or equity security having a long term unsecured rating of "B" or lower or an equivalent thereof from a rating agency such as Standard & Poor's Corporation or Moody's Investors Service, Inc. or another comparable service approved by the Lenders.

"NYMEX" shall mean the New York Mercantile Exchange.

"NYMEX Price" shall mean, in respect of palladium or platinum, the settlement price per troy ounce at the close of business on any Business Day for a contract to sell such Precious Metal for delivery in the next subsequent month for which such a contract is offer~d for sale.

"On-Site Material" shall mean Precious Metals owned by the Company and not subject to any security interest other than a perfected security interest granted to the Agent on behalf of the Lenders and located at the facility of the Company at 100 Wilshire Boulevard, Santa Monica, California and at 550 South Hill Street, Los Angeles, California.

"Outstanding Credits" shall have the meaning set forth in Section II(B) hereof.

"Precious Metals" shall mean the gold, silver, platinum and palladium content whether in the form of bars, coins, ingots, rods, alloy, sponge, grain, scrap, or shot. Suchgold, silver, platinum, and palladium content must qualify as Comex quality.
"Prior Lender" shall have the meaning given such term in the Assumption Agreement. "Security" shall mean the property constituting the collateral security granted by the
Company to the Agent on behalf of the Lenders pursuant to the Security Agreement or pursuant to any other agreement, including, without limitation, the Assumption Agreement.

"Security Agreement" shall mean the Amended and Restated General Security Agreement (1999) dated as of the date hereof executed by the Company in favor of the Agent on behalf of the Lenders, a copy of which appears as Appendix A annexed hereto, as the same may be amended, supplemented or modified from time to time.

"Supplier Advance" shall mean, at any date of calculation thereof, the funds (or the Market Value of Precious Metals) advanced by the Company within the previous ten (10) Business Days to suppliers in payment for Precious Metals which are in the process of shipment or which have been received by the Company at an Approved Depository but have not yet been assayed or certified by the Company.

"This Agreement" shall mean the Amended and Restated Collateral Agency Agreement (1999) dated as of November 30, 1999, which supersedes the Amended and Restated Collateral Agency Agreement dated April 28, 1997, among and between the Company, the Lenders and others, as such have been amended ana/or restated from time to time.

"Trade Receivable" shall mean an account receivable which at all times meets each of the following requirements:

(a)	it arises in the normal course of the Company's business and is evidenced by proper entries in the Company's accounting records;

(b)	it is valid, legally enforceable and is not subject to offset, defense, counterclaim or dispute;

(c)	it is subject to a first priority perfected security interest in favor of the Agent on behalf of the Lenders and no other security interest;

(d)	it has a due date that corresponds with customary industry practice and is not more than 10 Business Days from the invoice date, and not overdue;

(e)it is not due from an Affiliate;

(f)	the Company has the full and unqualified right to assign and grant a security interest in such account as security for the Outstanding Credits;

(g)	such account is evidenced by an invoice rendered to the account debtor and is not evidenced by any instrument or chattel paper;

(h)	such account arises from the sale of goods which have been shipped or delivered to the account debtor or to shipping addressees) designated by an account debtor;

(i)
with respect to such account, the account debtor is not incorporated or primarily conducting business in any jurisdiction located outside the United States, a foreign government or any agency, department or instrumentality thereof other than mints to which the Company sells in the ordinary course of its business;

(j)	such account is not an account owing by an account debtor with respect to which 10% or more of the aggregate balance of all accounts owing by such account debtor does not comply with the requirements in paragraph (d) above;

(k)
such account is in excess of the amount then owed by the Company to the account debtor in the event the Company is indebted to such account debtor and only such excess shall be included as a Trade Receivable; and

(l)	such account is not subject to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727) unless the Company has complied in all respects with the provisions of such Act.

"Unrealized Loss" shall mean, with respect to Forward Contracts, the amount by which the Value exceeds the Contract Value for each Forward Contract under which the Company is a seller, or the amount by which the Contract Value exceeds the Value for each Forward Contract under which the Company is a buyer.

"Unrealized Profit" shall mean, with respect to Forward Contracts, the amount by which the Value exceeds the Contract Value for each Forward Contract under which the Company is a buyer, or the amount by which the Contract Value exceeds the Value for each Forward Contract under which the Company is a seller.

"Value" shall mean, with respect to any Precious Metal subject to a Forward Contract, as of any date, the dollar amount that is the product of (i) the total number of units of such Precious Metal subject to such Forward Contract multiplied by (ii) either the COMEX Price, or the NYMEX Price, as the case may be, for such a unit of such Precious Metal, for the delivery month closest to the maturity of the Forward Contract.

"Working Capital" shall have the meaning set forth in the Working Capital Leverage defmition.

"Working Capital Leverage" shall mean the ratio of current liabilities to working capital. For the purposes of this definition, working capital shall mean current assets minus current liabilities, and current assets and current liabilities shall be determined in accordance with GAAP, except current assets shall exclude, any receivables subject to offset or defense or counterclaim, prepaids, any receivables or other sums due from Affiliates and Noninvestment Grade Securities.

II. COLLATERAL ARRANGEMENTS.

A.Outstanding Credits Not to Exceed Collateral Value: The Company hereby covenants to and agrees with the Agent and each of the Lenders that so long as this Agreement shall remain in effect or there shall be any Outstanding Credits, the Company shall not permit the Outstanding Credits on any date to exceed the Collateral Value on such date.

B."Outstanding Credits" on any date shall be the sum of the following:

1.
The aggregate principal amount on such date of all promissory notes or other evidence of indebtedness owing to the Lenders arising from direct loans to the Company and overdrafts on accounts of the Company with any of the Lenders;

2.
The aggregate maximum amount of all letters of credit lissued by the Lenders outstanding on such date as to which the Company is the account party (less any amounts theretofore paid in respect of drafts drawn under such letters of credit which reduce the amounts which may be drawn . thereunder) ;

3.
All amounts owing by the Company on such date to the Lenders pursuant to any obligation of the Company to reimburse any Lender for drafts drawn under any letter of credit issued by such Lender for the account of the Company;

4.
The aggregate amount which the Company is obligated on such date to pay to the Lenders on or after such date in respect of amounts paid or to be paid by any Lender under any bankers acceptances created by such Lender for the account of the Company; and

5.
The aggregate Market Value of all Precious Metals delivered to the Company by the Lenders pursuant to any consignment, loan, lease or conditional sale agreement (or any document designated as such) which theCompany remains obligated to return to a Lender or for which the Company remains obligated to make payment to such Lender on or after such date;

provided, however, that (x) none of the Outstanding Credits shall be counted more than once in computing the total Outstanding Credits and (y) the Outstanding Credits shall not exclude obligations of the Company under any guarantee or similar agreement with respectto obligations of a third-party or any Affiliate.

(C) The "Collateral Value" on any date shall be the sum without duplication of the following:

(1) Inventory Component of Collateral Value:

(a)
(i) If the Market Value of all Assigned Material plus Assigned Material in Transit plus Consigned Material is equal to or greater than 70% of the Market Value of all Assigned Material plus Assigned Material in Transit    plus Confirmed, Material plus On-Site Material plus Consigned Material, then:

(x) 95% of the Aggregate Market Value of all Assigned Material and Assigned Material in Transit which is hedged by an Assigned Forward Contract or a futures contract which has been assigned to the Agent and meets all other terms and conditions that the Agent and the Lenders require; and

(y) 90% of the Aggregate Market value of all Assigned Material and Assigned Material in Transit which is hedged by a Forward Contract or a futures contract without written assignment to the Agent; or

(ii) If the Market Value of all Assigned Material plus Assigned Material in Transit plus Consigned Material is less than 70% of the Market value of all Assigned Material plus Assigned Material in Transit plus
Confirmed Material plus On-Site Material plus Consigned Material, then:

(x) 90% of the Aggregate Market Value of all Assigned Material and Assigned Material in Transit which is, hedged by an Assigned Forward Contract or a futures contract which has been assigned to the Agent, and meets all other terms and conditions that the Agent and the Lenders require; and

(y) 85% of the Aggregate Market value of all Assigned Material and Assigned Material in Transit which is hedged by a Forward Contract or a futures contract without written assignment to the Agent;

(iii)	In no event shall the aggregate Market Value of all Assigned Material plus Assigned Material in Transit plus Consignments fall below 60% of total inventory plus Consignments.

(b) 85% of the aggregate Market Value of all Confirmed Material;

(c)	80% of the aggregate Market Value of all On-Site Material, but in no event shall the aggregate Market Value of On-Site Material exceed the lesser of
$2,500,000 or the amount of Company obtained insurance coverage then in force, where the aggregate Market Value of all Precious Metals held on deposit for others is deducted from said insurance coverage.

(2) Other Components of Collateral Value:

a.80% of the aggregate amount of all Trade Receivables;

b.75% of the aggregate amount of all Supplier Advances;

c.
100% of the positive net balance in any Broker Account which would remain to the credit ofthe Company upon the event of closing such Broker Account, provided, however, that if the net balance upon the closing of any such Broker Account would be negative, 100% of such negative numbers shall be subtracted from the Collateral Value;

d.
90% of the aggregate Market Value of Consigned Material, except in the event that the letter(s) of credit (as described under definition of "Consigned Material") issued by a bank with a Standard & Poors debt rating of AA or better, then 95%;

e.	100% for Assigned Bank Accounts, but in no event shall the amount exceed $500,000 at an entity other than the Lenders;

f.
80% of the amount by which the aggregate Unrealized Profit in all Forward Contracts and Assigned Forward Contracts exceeds the aggregate Unrealized Loss in all Forward Contracts and Assigned Forward Contracts; provided, however, that should the aggregate Unrealized Loss in all Forward Contracts and Assigned Forward Contracts exceed the aggregate Unrealized Profit in all Forward Contracts and Assigned Forward Contracts, 100% of such excess

Unrealized Loss shall be subtracted from the Collateral Value; and provided, further, that the amount added to the Collateral Value pursuant to this Section II (C) (2) (f) shall not exceed $1,000,000; and

(g)	80% of the Market Value of the Insured Consignments, which shall not exceed $1,000,000 for each Consignee, and which shall not in the aggregate exceed $3,000,000.

Any of the above items which at one time met the requirements to be a component of the Collateral Value as specified in this Section II (C), but which has subsequently failed to meet such requirements, shall forthwith cease to be a component of the Collateral Value until it again meets such requirements. In addition, any Lender may, in its reasonable discretion, exclude from the Collateral Value any component(s) it deems unsatisfactory.

Notwithstanding anything to the contrary contained in n(C) solely with respect to Brown Brothers as a Lender, the Market Value of all Assigned Material plus Assigned Materials in Transit plus Consigned Material shall be equal to or greater than 60% of Outstanding Credits.

III. SUBMISSION OF COLLATERAL REPORT.

No later than the close of business on the third Business Day of each week, the Company shall send by telecopier and mail to the Agent and each ofthe Lenders a Collateral Report executed on behalf of the Company by the President, Executive Vice President, or Chief Financial Officer or Controller of the Company with a certification by the President, Executive Vice President or Chief Financial Officer or Controller that such Collateral Report is true and correct as of its date.

IV. ADDITIONAL REPORTING AND OTHER REQUIREMENTS.

(A) (1) As soon as available and in any event not later than thirty (30) days after the end of each month, except for the July monthly statement, which will be provided not later than sixty (60) days after the end of July, the Company shall deliver to the Agent and each Lender the unaudited consolidated and consolidating balance sheet of the Guarantors and the Company as at the end of such month, together with an unaudited consolidated and consolidating statement of income and changes in shareholders' equity of the Guarantors and the Company for such month and the period from the beginning of each of the Guarantors' and the Company's fiscal year to the end of such month, all in reasonable detail and certified as true and correct by the President, Executive Vice President, Chief Financial Officer or Controller of the Company, as the case may be, subject however, to year-end audit adjustments.

(2) As soon as available and in any event not later than thirty (30) days after the end of each month, except for the July aging schedule, which will be provided not later than sixty

(60) days after the end of July, the Company shall deliver to the Agent and each Lender an aging schedule of all Trade Receivables and Supplier Advances. The Company shall simultaneously deliver to the Agent and each Lender a list of the ten (10) obligors with the largest amounts of total outstanding Trade Receivables owing to the Company, and the ten (10) suppliers to whom the Company has made the largest total outstanding Supplier Advances; provided that the Company shall include in such list each obligor with total outstanding Trade Receivables exceeding $250,000, and each supplier to whom the Company has made total outstanding Supplier Advances exceeding
$250,000 (even if at such time there are more than ten (10) such obligors or ten (10) such suppliers).

(B) As soon as available and in any event not later than 120 days after the end of each fiscal year of the Company, the Company shall deliver to the Agent and each Lender a statement of income and changes in shareholders' equity of the Guarantors and the Company for such year, and the related balance sheet of the Guarantors and the Company as at the end of such year (setting forth in comparative form any material restatements relating to the preceding fiscal year), all in reasonable detail and accompanied by an opinion without qualification of independent public accountants of recognized standing selected by the Guarantors and the Company and approved by each of the Lenders as to said financial statements and a certificate signed by the President, Executive Vice President, Chief Financial Officer or Controller of the Guarantors and the Company stating that to the best of their knowledge said financial statement (including the notes thereto and the report thereon of the Company's independent public accountants) present fairly the financial position and results of operations of the Guarantors and the Company as at the end of, and for, such year, and that there exists no default by the Guarantors or the Company under any Facility Agreement.

(C) As soon as available and in any event not later than 120 days after the end of each fiscal year of the Guarantors and the Company, the Agent and each Lender shall receive the accountant's letter to management which shall include a detailed summary of the accountant's audit scope and findings for each category of the Collateral Value with respect to the Company. Such letter and summary in its final form shall be sent to the Agent and each Lender concurrent with its delivery to the Guarantors andlor the C~mpany.

(D) The Company shall provide to the Agent, as soon as available, at the expense of the Company, originals of the following documents and agreements: (1) all Consignment Agreements applicable to any Consigned Material; (2) all Assigned Consignee Letters of Credit and all drawing documents related thereto issued for the account of the Consignee; and (3) all Forward Contracts.

(E) The Company shall also provide to the Agent, upon request of the Agent or any Lender, at the expense of the Company, evidence of any Financing Statements filed by the Company on the material or assets of any Consignee, and evidence of the Company's compliance with any other applicable notice requirements necessary to fully protect the Company's rights as consignor of Precious Metals.

(F) The Company shall provide to the Agent complete copies of all insurance policies relating to accounts receivable (if applicable), Precious Metals (including, without limitation, all insurance policies relating to the Insured Consignments) or other inventory and Company owned premises, naming the Company as insured, each such policy to name the Agent as sole loss payee on behalf of the Lenders.

(G) The Company shall provide each Lender as promptly as practicable with such information as such Lender shall from time to time request respecting the Collateral Value, the Outstanding Credits, futures contracts to which the Company is a party, the Company's hedging position and other matters respecting the financial condition and operations of the Company (none of which shall be disclosed to any person other than another Lender or the Agent, and the partners, directors, officers, employees, agents and representatives of the Lenders or the Agent, and except to the extent such disclosure may be required by applicable law).

(H) The Company shall promptly notify the Agent and each Lender of any material adverse change in the business and/or financial condition of the Company.

(I) The Company shall permit, at any reasonable time and from time to time, the Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers and directors and the Company's independent accountants.

V. APPOINTMENT OF AGENT.

(A) Each of the Lenders hereby appoints the Agent to act as agent hereunder and under any other Facility Document and authorizes the Agent to take all actions and exercise all powers specifically provided for herein, therein or under any other agreement, document or instrument pertaining to any of the Security, as well as all actions and powers reasonably incidental thereto.

(B) (1) The Agent, on behalf of the Lenders, will use its best efforts to complete, sign and file, or cause to be filed, Financing Statements naming the Company as debtor and the Agent as secured party for the Lenders, and any amendments thereto, continuation statements or other papers or filings necessary to perfect and continue its security interest in the Security. Additionally, for each Assigned Consignee Letter of Credit, the Agent on behalf of the Lenders shall take assignment of all Financing Statements filed by the Company on the material or assets of the applicable Consignee. The Agent shall cause each Guarantor to execute and deliver a security agreement and financing statements in favor of the Agent, on behalf of each Lender, with respect to the Guarantor Security. The relative rights and priorities of the Lenders in the Guarantor Security shall be governed by the Intercreditor Agreement.

(2) The Agent, on behalf of the Lenders, will receive and hold any of-the following which are delivered to the Agent by or at the direction of the Company: (i) all title documents evidencing any Assigned Material; and (ii) all Assigned Consignee Letters of Credit

(along with any related drawing documents), and such Consignee Letters of Credit (along with any related drawing documents), Consignment Agreements, Forward Contracts and other agreements or documents and other security as the Company may be required to deliver under this Agreement or any other Facility Document. The Agent will also, on behalf of the Lenders, enter into Depository Agreements with Approved Depositories and receive confirmations of Confirmed Material from such Approved Depositories, maintain Agent Accounts at Approved Depositories, and enter into agreements among the Agent, the Company, and an Approved Carrier with respect to the transport of Precious Metals from Agent Accounts and Approved Depositories to Agent Accounts at other Approved Depositories. Without limitation of the foregoing, the parties agree that the Agent's possession or control of any security, security interests in which may be perfected by possession or control under applicable law, shall perfect the security interest of the Agent for the ratable benefit of all Lenders.

(C) The Agent shall permit each Lender, upon request and with reasonable prior notice, to inspect all books, records and documents relating to the Security, including, without limitation, all reports and other documents delivered to the Agent from time to time pursuant to any of the Facility Documents which relate to the Security, and such Lender shall be permitted, at its expense, to make copies of any thereof.

VI. IMMUNITY. INDEMNIFICATION; ETC.

(A) N either the Agent nor any of its partners, directors, officers, agents or employees shall be liable to any Lender, the Guarantors or the Company for any action taken or omitted to be taken by it or them under or in connection with this Agreement, any other Facility Document, any other agreement, document or instrument pertaining to any of the Security, or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or in connection therewith or under or in connection with any other agreement, document or instrument pertaining to any of the Security, except for its or their own gross negligence or willful misconduct.

(B) The Agent shall not be responsible to any of the Lenders for any recitals, statements, warranties or representations made by the Guarantors or the Company herein or in any other agreement, document, instrument or certificate, or be bound to ascertain or inquire as to the performance or observance of any of the terms hereof on the part of the Guarantors or the Company or any other party except the Agent.

(C) The Agent may rely upon the opinion of any legal counsel selected by it with respect to the matters contemplated by this Agreement and any other Facility Document. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and in any other Facility Document. Each of the Lenders agrees to promptly notify the Agent of its becoming aware of the occurrence of a default by the Company hereunder or in the payment of any of the Outstanding Credits. The Agent shall notify each of the other Lenders promptly upon receiving such notice and upon its becoming aware of such a default.

(D) The Agent shall not be responsible to the Lenders for the genuineness, validity, effectiveness, perfection or priority of any Security given to or held by it as Agent hereunder nor shall it be liable to the Lenders because of any invalidity of the security provisions of the Security Agreement, whether arising from statute, law or decision of any court or by reason of any action or omission to act on its part.

(E) The Agent may employ agents and attorneys-in-fact only with the written consent of all of the Lenders and shall not be liable for the defaults, negligence or misconduct of any such agent or attorney-in-fact.

(F) The Agent shall be entitled to rely upon any certificate, notice or other communication, document or instrument believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and with respect to legal matters, upon the opinion of legal counsel reasonably selected by the Agent; and any action taken or suffered in good faith by it in accordance with the opinion of any such counsel shall be full justification and protection to it.

(G) Nothing contained herein shall affect the rights of the Agent, acting in its individual capacity as a Lender, to accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company as if it were not acting as Agent.

(H) (1) Except as provided in Section VI (H) (2) and to the extent not indemnified by the Company pursuant to Section IX of this Agreement, each of the Lenders, ratably in accordance with its pro rata portion (determined at the time of the taking or omission of action complained of) ofthe Outstanding Credits, agrees to indemnify and hold the Agent and its partners, directors, officers, employees and agents (collectively, the "Indemnified Parties") harmless against (i) any and all liabilities, obligations, losses, damages, penalties, actions, judgments or suits of any kind and nature whatsoever, and any and all reasonable costs, expenses and disbursements (iricluding without limitation reasonable counsel fees and expenses incurred by any Indemnified Party in any action or proceeding between any ofthe Indemnified Parties or any Indemnified Party and any third party or otherwise) related to the foregoing, which may be imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement or any other Facility Document, any other agreement, document or instrument pertaining to any of the Security, or any other documents contemplated hereby or referred to herein or the transactions or matters (including without limitation any Enforcement) contemplated hereby and thereby; provided that no Lender shall be liable to so indemnify any Indemnified Party for (A) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party, (B) amounts paid in settlements not approved by such Lender, or (C) administrative and overhead costs and expenses incurred by an Indemnified Party, and (ii) any and all reasonable out-of-pocket expenses and fees incurred specifically by any and all Indemnified Parties (including without limitation all fees and charges of all in-house and outside counsel incurred by any Indemnified Party in any action or proceeding between any of the Lenders and any of the Indemnified Parties or any Indemnified Party and any third party or otherwise) in connection with the Enforcement or any Foreclosure Plan, for the benefit of the Lenders, of this Agreement or any other Facility Document, any other agreement, document or instrument pertaining to any of the Security, or any other documents contemplated hereby or referred to herein. Agent agrees to reimburse Lenders on a pro rata basis (as determined above) if Agent subsequently recovers from the Company. The indemnities set forth in this Section shall survive the termination of this Agreement or the resignation of the Agent as herein provided.

(2) If any Lender(s) instruct(s) the Agent in accordance with the Intercreditor Agreement to commence Enforcement, such Lender(s) agrees to indemnify and hold each of the Indemnified Parties harmless to the extent not indemnified by the Company pursuant to Section IX of this Agreement, against any reasonable cost or expense (including reasonable counsel fees and expenses), and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Party in connection with or in any way relating to such Enforcement; provided that no Lender shall be liable to so indemnify any Indemnified Party; for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party; (ii) for amounts paid in settlements not approved by such Lender; or (iii) for administrative and overhead costs and expenses incurred by an Indemnified Party. If more than one such Lender so instructs the Agent to commence Enforcement, the indemnity obligation contained in this Section IV (H) (2) shall be the several obligation of each such Lender according to a pro rata portion based upon the Outstanding Credits on the date Enforcement is commenced by the Agent and shall survive the termination of this Agreement or the resignation of the Agent as herein provided. Agent agrees to reimburse Lenders on a pro rata basis if Agent subsequently recovers from the Company.

(I) The Agent undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement, it being expressly understood that there are no implied duties hereunder. Except as specifically set forth herein, the Agent does not make any warranties, expressed or implied. The Agent shall not be liable, directly or indirectly, for damages or expenses arising out of the services provided hereunder other than damages which directly result from the Agent's gross negligence or willful misconduct; provided, however, that the Agent shall not be liable for special or consequential damages (whether or not foreseen).

(J) Notwithstanding anything contained herein or in the Intercreditor Agreement or the Security Agreement to the contrary, the Agent shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any Precious Metals, Forward Contract or other Security or otherwise to take or refrain from taking any action under or in connection with this Agreement, the Security Agreement or the Intercreditor Agreement, except as expressly provided by the terms of any of such agreements; and no implied duties or obligations shall be read into this Agreement against the Agent. The Agent shall have no responsibility to make any independent investigation or inquiry as to (i) whether or not any Lender, the Company, any prior Agent, any Approved Carrier, any Approved Depository, and Consignee or any other person, firm, entity or corporation has performed or is duly authorized to perform its respective obligations and duties under any agreement, document or instrument to which any or all of them may be a party, which is referred to or otherwise contemplated by the terms hereof or any credit facility, including, but not limited to the Collateral Reports or (ii) the accuracy and determination of the Collateral Value, Contract Value, Market Value and Value of any Precious Metals, Trade Receivables or other Security or Guarantor Security as set forth in any Collateral Report or other instruments, document
.or agreement delivered to or brought to the attention of the Agent pursuant to the terms hereof, or
(iii) genuineness, validity or enforceability of any of the documents referred to in Paragraph V (B) (2) hereof and as to the existence, quantity, grade or location of any Precious Metals or other Security or Guarantor Security.

(K) The Lenders acknowledge that they are entering into this Agreement and the Intercreditor Agreement in reliance upon th~ir own independent investigation of the financial condition and creditworthiness of the Company and they will, independent and without reliance on the Agent, and based on such documents and information as they shall deem appropriate at the time, continue to make their own analysis and decision in taking or not taking action under. this Agreement. The Agent shall not be required to keep the Lenders informed as to the performance of the Company or observance by the Company of any terms or conditions set forth in any Facility Documents, other than those provided for herein, or to inspect the properties or books of the Company. The Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the affairs, financial condition, or business of the Company that may come into the possession of the Agent, other than that which is provided for herein. The Lenders agree and acknowledge to the Agent that the Agent makes no representations or warranties about the creditworthiness ofthe Company or the Guarantors or with respect to the legality, validity, accuracy, sufficiency, or enforceability ofthis Agreement, the Facility Documents, the Security, the Guarantor Security, or any other matter relating to any of the foregoing.

VII. RESIGNATION OF AGENT.

Subject to the appointment and acceptance of a successor Agent, as provided below, the Agent may give thirty (30) days written notice to the Lenders and the Company of its intent to resign. The Agent may be removed at any time with or without cause by the Lenders other than Brown Brothers upon thirty (30) days prior written notice to the Agent and the Company. Upon any such resignation or removal, and subject to the approval of the Lenders, the Company shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, then the Lenders and the Company shall use their best efforts to agree upon alternative arrangements, Upon the acceptance or assumption of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers and privileges, and the duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its rights, powers and privilege, and its duties and obligations hereunder.

VIII. RELEASE OF SECURITY.

The Agent will, upon request of the Company, or, if a Foreclosure Plan (as such term is defined in the Intercreditor Agreement) is in effect, to the extent consistent with such Foreclosure Plan, (A) either (i) release to the Company, documents of title with respect to property included in the Security then held by the Agent, or (ii) instruct the issuer thereof (by specific authorization or by continuing authorizations which shall be effective until revoked by the Agent) to make delivery of a portion or all of the property covered thereby to the Company, and (B) with respect to Assigned Material or Confirmed Material held in Approved Depositories, instruct such Depositories to release such Assigned Material or Confirmed Material (by specific instructions or by continuing instructions which shall be effective until revoked by the Agent): provided that the Company in each such request shall represent and warrant in writing at the time of each such request that such release or instruction is in connection with the sale of inventory in the ordinary course of business and, after giving effect to each such release or instruction, (X) the Outstanding Credits on such date do not exceed the lesser of: (i) the Collateral Value on such date or (ii) the Collateral Value as evidenced by the most recent Collateral Report, and (Y) the Company is not in default in any of its obligations to the Agent or any Lender under this Agreement or otherwise. Upon the written request of any Lender to the Agent that such Lender receive prior notice of any release of Collateral from a specified location, the Agent shall provide such notice.

IX. INDEMNITY BY THE COMPANY AND PAYMENT OF EXPENSES.

(A) Indemnity. The Company agrees to indemnify and hold any and all Indemnified Parties harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments or suits of any kind and nature whatsoever, and any and all reasonable costs, expenses and disbursements (including without limitation reasonable counsel fees and expenses) related to the foregoing, which may be imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement or any other Facility Document, any other agreement, document or instrument pertaining to any of the Security, or any other documents contemplated hereby or referred to herein or the transactions or matters (including without limitation any Enforcement) contemplated hereby or thereby; provided that the Company shall not be liable to so indemnify any Indemnified Party for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party. The indemnities set forth in this Section shall survive the termination of this Agreement or the resignation of the Agent as herein provided.

(B) Expenses. The Company shall pay on demand all reasonable out-of-pocket expenses and fees incurred by any of the Agent or the Lenders (including without limitation all fees and charges of all in-house and outside counsel) in connection with the enforcement of this Agreement or any other Facility Document, any other agreement, document or instrument pertaining to any of the Security, or any other documents contemplated hereby or referred to herein.

(C) Survival. The obligations set forth in this Section IX shall survive the payment of all Outstanding Credits and the termination ofthis Agreement.

x. MISCELLANEOUS.

(A) Amendments; Etc. No provision hereof shall be modified, amended or waived except by a written agreement expressly referring hereto signed by the Company and the Lenders, and if such modification, amendment or waiver affects the rights, duties and responsibilities of the Agent as such hereunder, by the Agent. Any such waiver shall be effective only in the specific instance given. This Agreement shall be binding upon the assigns or successors of the Company, the Lenders, and any successor Agent appointed in accordance with the terms of this Agreement; shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Agent or any other Lenders and the Company shall be at' any time terminated, shall be equally applicable to any new transaction thereafter until this Agreement is terminated.

In any case under this Agreement where any consent, approval or other action is required to be given or taken by the'Lenders, if the Company shall request such consent, approval or other action, it shall make such request in writing to the Agent, which shall promptly forward such request to the other Lenders, and the Lenders shall respond to such request in writing tothe Agent, which shall promptly advise the Company in writing of the response of the Lenders, and such consent, approval or other action shall be deemed given, taken, or denied when such written advice as to the' Lenders' response is delivered to the Company by the Agent; and if such action is taken at the request of the Lenders, the Lenders shall so notify the Agent in writing, whereupon the Agent shall promptly notify the Company and the Lenders in writing, and such actions shall be deemed to have been taken by the Lenders when such written notice is delivered to the Company by the Agent.

(B) Notices. All notices hereunder shall be given by receipted courier service or by telegram, telecopier or other teletransmission device capable of creating a written record of such notice and its receipt. Notices hereunder shall be effective upon receipt and shall be addressed as follows, or to such other addresses as a party shall designate by notice to the other parties by the means specified in the previous sentence:

If to the Company: A-Mark Precious Metals, Inc.
100 Wilshire Boulevard, Third Floor
Santa Monica, California 9040 I
Attention: Allison Adams, Chief Financial Officer
Telecopier: 310-319-0279

If to the The A-Mark Corporation and A-Mark Holding, Inc. Guarantors:	100 Wilshire Boulevard, Third Floor
Santa Monica, California 90401
Attention: Joseph Ozaki, Controller
Telecopier: 310-260-0308

If to the Agent
(and as a Lender): Brown Brothers Harriman & Co. U.S. Banking
59 Wall Street
New York, New York 10005
Attention: Senior Credit Officer
Telecopier: 212-493-8998

If to any other
Lender:        Meesl'ierson N.V.
23 Camomile Street
London, England EC3A7PP
Attention: Christina Roberts Telephone: 011-44-171-444-8732
Telecopier: 011-44-171-444-8384

KBC BankN.V.
125 West 55th Street, 1ph Floor
New York, New York 10019
Attention: Paul Feldman
Telephone: (212) 541-0787
Telecopier: (212) 765-2821

RZB Finance LLC
1133 Avenue of the Americas
New York, New York 10036
Attention: Hermine Kirolos
Telephone:
Telecopier: (212) 944-2093

(C) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this agreement by signing any such counterpart.

(D) Headings. The captions in this Agreement are for convenience or reference only and shall not define or limit the provisions hereof.

(E) No Waiver. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.

(F) Additional Parties. Any entity that is not a party to this Agreement initially may, with the consent of the Lenders (which consent shall not be unreasonably withheld), become a party hereto by executing an amendment to this Agreement agreeing to be bound by all of the terms and conditions hereof to the extent applicable to such entity, and which amendment shall also be duly executed by the Agent, the Lenders and the Company. Notwithstanding the foregoing, the Lenders, the Company and the Guarantors hereby consent to the assignment by MP to a wholly-owned subsidiary (the "MP Subsidiary") of all of MP's rights and obligations under this Agreement and the other Facility Documents. Upon delivery by MP and the MP Subsidiary of notice of such assignment to the Agent, the other Lenders and the Company, which notice provides that the MP Subsidiary agrees to be bound by all of the terms and conditions hereof and , each other Facility Document to the extent applicable to the MP Subsidiary, then in such event, the MP Subsidiary shall become a party hereto and shall be bound by all of the terms and conditions hereof to the extent applicable to such entity; and MP shall have no further obligations or liabilities hereunder or thereunder, all without the necessity of executing any amendment hereto or thereto.

XI. ALTERNATE PRICING TECHNIQUES.

In any case under this Agreement where a calculation is to be made using the COMEX Price for a Precious Metal or the NYMEX Price for a Precious Metal, if the Company determines for any reason that such COMEX Price or NYMEX Price cannot be determined on the date required, then the Company shall immediately so notify the Agent and the Lenders and in lieu thereof the applicable price shall be the sales price per troy ounce at the close of business on the Business Day immediately preceding such date for a contract on the CBT (in the case of a calculation to be made by reference to the COMEX Price) or the LME (in the case of a calculation to be made by reference to the NYMEX Price) to sell the relevant quantity of such Precious Metal in the nearest subsequent month for which such a contract is offered thereon; provided, however, if the Company determines for any reason that a contract on the CBT or the LME, as the case may be, to sell such Precious Metal cannot be determined on the date required, then the Company shall immediately so notify the Agent and Lenders, and in lieu thereof the Company, with the concurrence of the Lenders, shall use its good faith judgment in determining the value of such Precious Metal for the purposes hereof.

XII. BINDING EFFECT.

This Agreement shall become effective when it shall have been executed by the Company, the Agent and each of the Lenders and thereafter shall be binding upon and inure to the benefit of their respective successors and assigns, provided that the Company shall not have the right to

XIII. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to conflict of laws principles. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as in effect in New York shall have the meanings therein stated.

XIV.	JURISDICTION AND VENUE: SERVICE OF PROCESS; APPOINTMENTOF AGENT.

In connection with any claim or controversy, action or litigation, among or between the parties hereto arising out of or relating to this Agreement or any of the Facility Documents, each of the parties hereto, irrevocably (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, (b) waives any objection to the laying of venue in such courts, (c) waives any claim that any suit, action or proceeding in any such court has been brought in an inconvenient forum, (d) waives the right to object that any such court does not have jurisdiction over the parties hereto, (e) waives the right to trial by jury in any suit, action or proceeding, and (I) in the case of the Company, designates the Secretary of State of the State of New York as its agent for the service of process (provided that the Company may by written notice to the others, change its designation of agent to a specified person located in the Borough of Manhattan, provided any such person indicates its, his or her written consent to act as such agent).

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, all as of the day and date first above written.

A-MARK PRECIOUS METALS, INC.,

per pro BROWN BROTHERS HARRIMAN & CO., for itself as a Lender and as Agent

By:_________________________
Name:_______________________
Title:________________________

BANQUE NATIONALE DE PARIS, as Lender

By:_________________________
Name:_______________________
Title:________________________

By:_________________________
Name:_______________________
Title:________________________

MEESPIERSON N.V., as Lender

By:_________________________
Name:_______________________
Title:________________________

By:_________________________
Name:_______________________
Title:________________________

per pro BROWN BROTHERS HARRIMAN & CO., for itself as a lender and as Agent

By:________________________
Name:_______________________
Title:_______________________

MEESPIERSON N.V., as Lender

By:________________________
Name:_______________________
Title:_______________________

By:________________________
Name:_______________________
Title:_______________________

KBC BANK N.V., as Lender

By:________________________
Name:_______________________
Title:_______________________

By:________________________
Name:_______________________
Title:_______________________

RZB FINANCE LLC, as Lender

By:________________________
Name:_______________________
Title:_______________________

By:________________________
Name:_______________________
Title:_______________________

KBC BANK N.V., as Lender

By:________________________
Name:_______________________
Title:_______________________

By:________________________
Name:_______________________
Title:_______________________

RZB FINANCE LLC, as Lender

By:________________________
Name:_______________________
Title:_______________________

By:________________________
Name:_______________________
Title:_______________________

AGREED AS TO SECTIONS IV, VI AND
X TO EXTENT THE GUARANTORS ARE OBLIGATED THEREUNDER:

THE A-MARK CORPORATION
By:________________________
Name:_______________________
Title:_______________________

By:________________________
Name:_______________________
Title:_______________________

THE A-MARK CORPORATION
By:________________________
Name:_______________________
Title:_______________________

By:________________________
Name:_______________________
Title:_______________________

LIST OF APPENDICES AND EXHIBITS

Appendix A: General Security Agreement Appendix B: Intercreditor Agreement Appendix C: Guaranty
Appendix D: General Security Agreement of Guarantors

Exhibit 1:    a) Approved Depositories
b) Approved Carriers
c) Approved Brokers
d) Assigned Bank Accounts

Exhibit 2: Form of Collateral Report

Exhibit 3: Form of Depository Letter to be sent to Approved
Depositories for Confirmed Material

Exhibit 4: Form of Assignment of Commodity Account

Exhibit 5: Notice of Security Interest in Cash Account

Exhibit 6: Form of Assignment of Consignee Letter of Credit proceeds.

Exhibit 7: Form of Letter of Credit issued by Consignee
Exhibit 8: Consignment Agreement.